                                                              EXHIBIT 1.A.(3)(c)

                          Schedule of Sales Commissions
                         (Broker-Dealers other than ESI)



Broker-dealers other than ESI are compensated for sales of this Policy on a gross concession. The compensation is calculated as a percentage of premium paid up to the Commissionable Target Premium (a target amount used only to determine commission payments), plus a percentage of premium paid in excess of Commissionable Target Premium. The schedule of percentage is as follows:


Percent of Premium up to Commissionable Target Premium:

Policy Year                 Gross Concession
-----------                 ----------------
    1                              85%
    2-10                            4%
    11+                           1.5%


Percent of Premium in excess of Commissionable Target Premium:

Policy Year                 Gross Concession
-----------                 ----------------
    1                               4%
    2-10                            4%
    11+                           1.5%

                          Schedule of Sales Commissions
                        (ESI Registered Representatives)


ESI Registered Representatives are compensated for sales of this Policy on a commission and service fee basis. The compensation is calculated as a percentage of premium paid up to the Commissionable Target Premium (a target amount used only to determine commission payments), plus a percentage of premium paid in excess of Commissionable Target Premium. The schedule of percentage is as follows:



Percent of Premium up to Commissionable Target Premium:

Policy Year               Commission         Service Fee
-----------               ----------         -----------
    1                         50%
    2-10                                          4.0%
    11+                                           1.5%



Percent of Premium in excess of Commissionable Target Premium:

Policy Year               Commission         Service Fee
-----------               ----------         -----------
    1                          2%
    2-10                                          3.0%
    11+                                           1.5%